Serve Robotics Deploys 1,000th Autonomous Delivery Robot

Company remains on track to reach goal of 2,000 AI-powered delivery robots deployed by year-end 2025

San Francisco, October 6, 2025 -- Serve Robotics Inc. (Nasdaq: SERV), a leading autonomous sidewalk delivery company, today announced the deployment of its 1,000th third generation robot. Over 380 third generation robots were deployed in September alone, throughout communities across the country. Serve remains on track to hit its goal of deploying 2,000 robots by the end of 2025.

To learn more about Serve Robotics, visit www.serverobotics.com.

About Serve Robotics
Serve Robotics develops advanced, AI-powered, low-emissions sidewalk delivery robots that endeavor to make delivery sustainable and economical. Spun off from Uber in 2021 as an independent company, Serve has completed hundreds of thousands of deliveries for enterprise partners such as Uber Eats and 7-Eleven. Serve has scalable multi-year contracts, including a signed agreement to deploy up to 2,000 delivery robots on the Uber Eats platform across multiple U.S. markets.

For further information about Serve Robotics (Nasdaq:SERV), please visit www.serverobotics.com or follow us on social media via X (Twitter), Instagram, or LinkedIn @serverobotics.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Serve intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. These forward-looking statements can be about future events, including statements regarding Serve's intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Serve's expectations with respect to the financial and operating performance of its business, its capital position, and future growth. The words "anticipate", "believe", "expect", "project", "predict", "will", "forecast", "estimate", "likely", "intend", "outlook", "should", "could", "may", "target", "plan", “on track” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Any forward-looking statements in this press release are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include those risks and uncertainties set forth in Serve's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the United States Securities and Exchange Commission (the "SEC") and in its subsequent filings filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Serve undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts

Media
Aduke Thelwell, Head of Communications & Investor Relations
Serve Robotics
press@serverobotics.com

Investor Relations
investor.relations@serverobotics.com